SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):   August 23, 2006

J.B. HUNT TRANSPORT SERVICES, INC.

(Exact name of registrant as specified in its charter)

Arkansas	0-11757	71-0335111
(State or other jurisdiction of	Commission File Number	(IRS employer
incorporation or organization)		identification no.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of principal	(Zip code)	(Registrant’s telephone number)
executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 3.01.   NOTICE OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD

See the information set forth in Item 5.02 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 5.02.   ELECTION OF DIRECTOR

As previously reported on August 4, 2006, Mr. John A. Cooper, an independent member of our Board of Directors, resigned his position effective August 1, 2006.

As previously reported on August 22, 2006, Mr. Thomas L. Hardeman, an independent member of our Board of Directors, passed away on August 20, 2006.

As a result of the unfortunate and unexpected passing of Mr. Hardeman, the Company was technically not in compliance with Nasdaq Marketplace Rule 4350(c)(1) (the “Rule”), which requires that a majority of our Board of Directors be comprised of independent members.

We received a letter and notice from Nasdaq dated August 24, 2006, informing us that we were not in compliance with the Rule.

On August 23, 2006, our Board of Directors elected Gary Charles George to our Board.  On August 28, 2006, we issued a news release announcing Mr. George’s election to our Board.  A copy of that news release is filed as an exhibit to this Form 8-K.

Nasdaq has informed us that we have regained compliance with the Rule, and subject to disclosure requirements, this matter is now closed.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

99.1         News release issued by J.B. Hunt Transport Services, Inc. on August 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 29th day of August 2006.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton Executive Vice President, Finance and Administration, Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope Senior Vice President, Controller, Chief Accounting Officer